SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Additional Materials               Commission Only (as permitted)
[ ] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-11(c) or Rule 14a-12


                               VENATOR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             GREENWAY PARTNERS, L.P.
                               GARY K. DUBERSTEIN
                                ANDREW P. HINES
                               ALFRED D. KINGSLEY
                                  HOWARD STEIN
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not
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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                                              July 6, 1999

GREENWAY
PARTNERS

                                   VOTE GREEN

             VOTE FOR THE GREENWAY NOMINEES ON THE GREEN PROXY CARD
       ALSO, VOTE FOR PROPOSALS #3 (Name Change) AND #4 (End Poison Pill)

                                                      June 30, 1999

Dear Fellow Shareholder:

         We must have a different view on Performance and Reward (let alone corporate names) than a majority of the Directors on the current Board of Venator Group, Inc. (formerly Woolworth Corporation). Despite what we view as Dismal Performance by the Company, it appears to us the current Board has Rewarded Roger N. Farah, the CEO, with a new multi-million dollar lucrative contract that includes--among so much else--an annual grant of options to purchase $5 million of the Company's common stock per year. We estimate that grant of options alone to be worth over $1.7 million per year.

                    CONSIDER THE COMPANY'S DISMAL PERFORMANCE

         Based on the Company's own calculation of cumulative five-year total shareholder return on page 26 of its proxy statement and reproduced here on page 3 (with the dates of certain events noted by us), a $100 investment made on January 31, 1994 in the S&P 500 Index and the S&P Retail Stores Composite Index grew to $265.70 and $272.34, respectively, by January 31, 1999. In contrast, a $100 investment in the Company made on January 31, 1994 sank to only $19.81 by January 31, 1999. According to the 1998 "Shareholder Scorecard", covering 1,000 major U.S. Companies compiled by The Wall Street Journal in its issue dated February 25, 1999, the Company's Common Stock ranked as the seventh worst performing stock over a one-year period, and the second worst performing stock over a five-year period, based on total return to shareholders. See page 2. Taking a more recent measure, looking back one year from June 29, 1998 to June 29, 1999, the S&P 500 Index rose by 19% and the price of the Company's Common Stock dropped by 43%.

         Despite the Company's dismal performance and notice of our concerns as a major shareholder, the Board of Directors entered into a new employment agreement with Mr. Farah. A table summarizing key monetary terms of both his old and new agreements appears on page 4. AS YOU CAN SEE, A MILLION DOLLAR BASE SALARY IS JUST THE START! THE CONTRACTS APPROVED BY THE BOARD INCLUDE AN ANNUAL BONUS PROGRAM, MULTI-YEAR BONUS PROGRAM, SHARE GRANTS, OPTION GRANTS, PAID INSURANCE PREMIUMS, AND THE LIST GOES ON AND ON. Although Mr. Farah's "old" contract did not expire until January 31, 2000, the Company entered into the "new" contract on April 14, 1999, long before his existing one expired. What was the rush? Why did the Board approve the new contract in view of the Company's pitiful share price performance? Is anybody really minding the Store?



Greenway Partners, L.P.       277 Park Avenue          New York, NY  10172
                 Tel.(212) 350-5100          Fax(212) 350-5253


#764245 v1.

                             THE WALL STREET JOURNAL
                          THURSDAY FEBRUARY 25, 1999 R1
                                   SHAREHOLDER
                                   SCOREBOARD

                             OUR FOURTH ANNUAL GUIDE
                             TO THE BEST- AND WORST-
                              PERFORMING COMPANIES            THE WORST
                                                              PERFORMERS
                       HOW 1,000 MAJOR U.S. COMPANIES BANK
                       ON TOTAL RETURN TO THEIR INVESTORS

                             By C. FREDERIC WIEGOLD

        ---------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
1 YEAR                                                      5 YEARS
----------------------------------------------------------------------------------------------------------------
                                     STOCK     AVERAGE                                     STOCK     AVERAGE
           COMPANY NAME             SYMBOL      RETURN            COMPANY NAME            SYMBOL     RETURN
----------------------------------------------------------------------------------------------------------------
Sunbeam Corp.                        SOC        - 83.7%     Sensormatic Electronics        SRM        - 27.0%
                                                            Corp.
MedPartners Inc.                     MDM        - 76.5      Venator Group Inc.             Z          - 23.0
Parker Drilling Co.                  PKD        - 73.8      Circus Circus Enterprises      CIR        - 21.0
                                                            Inc
Agco Corp.                           AG         - 73.0      Sunbeam Corp.                  SOC        - 20.6
Harnischfeger Industries Inc.        HPH        - 70.4      LTV Corp.                      LTV        - 18.1
IKON Office Solutions Inc.           IKN        - 69.2      Cabletron Systems Corp.        CS         - 17.9
Venator Group Inc.                   Z          - 68.1      Bethlehem Steel Corp.          BS         - 16.3
ENSCO International Inc.             ESV        - 67.9      IKON Office Solutions Inc.     IKN        - 16.2
Rowan Companies Inc.                 RDC         -67.6      Toys "R" Us Inc.               TOY        - 16.2
Santa Fe International Corp.         SDC        - 64.2      Battle Mountain Gold Co.       BMG        - 16.1
Case Corp.                           CSE        - 63.7      Newmont Mining Corp.           NEM        - 16.1
Global Marine Inc.                   GLM        - 63.4      Homestake Mining Co.           HM         - 15.3
Weatherford International Inc.       WFT        - 62.6      Foster Wheeler Corp.           FWC        - 14.9
Union Pacific Resources Group Inc.   UPR        - 62.1      Cyprus Amax Minerals Co.       CYM        - 14.2
Thermo Electron Corp.                TMO        - 61.5      Harrah's Entertainment Inc.    HET        - 13.4
Polaroid Corp.                       PRD        - 60.9      Harnischfeger Industries       HPH        - 13.3
                                                            Inc.
Baker Hughes Inc.                    BHI        - 59.0      Louisiana-Pacific Corp.        LPX        - 13.0
Starwood Hotels & Res. Worldwide     HOT        - 58.8      Reebok International Ltd.      RBK        - 12.7
Security Capital Group Inc.          SCZB       - 58.3      Grand Casinos Inc.             GND        - 12.5
Sensormatic Electronics Corp.        SRM        - 57.8      Silicon Graphics Inc.          SGI        - 12.3
Noble Drilling Corp.                 NE         - 57.8      Inland Steel Industries Inc.   IAD        - 12.0
Tidewater Inc.                       TDW        - 57.4      Nine West Group Inc.           NIN        - 12.0
Nabors Industries Inc.               NBR        - 57.3      Fruit of the Loom Inc.         FTL        - 10.6
Thermo Instrument Systems Inc.       NBR        - 56.3      Citizens Utilities Co.         CZN        - 10.5
UCAR International Inc.              UCR        - 55.4      Parker Drilling Co.            PKD        - 10.3
                                                            Polaroid Corp.                 PRD         - 9.6


TABLE CONTINUED ON FOLLOWING PAGE....

TABLE CONTINUED....

----------------------------------------------------------
 10 YEARS
----------------------------------------------------------
                                     STOCK     AVERAGE
          COMPANY NAME              SYMBOL      RETURN
----------------------------------------------------------
 USG Corp.                           USG        - 15.7%
 Battle Mountain Gold Co.            BMG        - 10.9
 Venator Group Inc.                  Z          - 10.8
 Safety-Kleen Corp.                  SK         - 10.3
 Bethlehem Steel Corp.               BS          - 9.1
 Inland Steel Industries Inc.        IAD         - 7.5
 Armco Inc.                          AS          - 7.2
 Navistar International Corp.        NAV         - 6.1
 Polaroid Corp.                      PRD         - 4.9
 PennzEnrgy Corp.                    PZE         - 4.2
 Cyprus Amax Minerals Co.            CYM         - 4.2
 Harnischfeger Industries Inc.       HPH         - 3.6
 Parker Drilling Co.                 PKD         - 3.4
 Yellow Corp.                        YELL        - 2.7
 Newmont Mining Corp.                NEM         - 2.6
 Asarco Inc.                         AR          - 2.4
 Homestake Mining Co.                HM          - 2.1
 Starwood Hotels & Res. Worldwide    HOT         - 0.9
 IKON Office Solutions Inc.          IKN         - 0.8
 Meditrust Corp.                     MT          - 0.6
 U.S. Filter Corp.                   USF         - 0.5
 Boise Cascade Corp.                 BCC         - 0.1
 John H. Harland Co.                 JH          + 0.0
 Toys "R" Us Inc.                    TOY         + 0.3
 Alexander & Baldwin Inc.            ALEX        + 0.4



Note: Returns are average compound annual total returns, including price changes and reinvestments from any dividends or other cash or noncash distributions, for periods ending Dec. 31, 1998.

Sources: Rankings by L.E.K. Consulting LLC based on stock-pricing data from IDD Information Services' Tradeline

                                  Z Performance

         The following performance graph compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Retail Stores Composite Index from January 31, 1994 through January 30, 1999. The graph assumes an investment of $100 in the Company's Common Stock and in each index on January 31, 1994, and that all dividends were reinvested.

      [EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED PERFORMANCE GRAPH]

------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------
                                      Base
                                      Period
Company/Index Name                    Jan 94      Jan 95      Jan 96      Jan 97      Jan 98       Jan 99
------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------
Venator Group                         $100        $60.87      $43.48      $78.74      $84.06       $19.81
------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------
S&P 500                                100         97.68      132.06      163.24      203.54       265.70
------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------
S&P Retail                             100         91.13       96.72      114.05      167.35       272.34
------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------


[EDGAR PRESENTATION OF GRAPHICS USED ACCOMPANYING PRINTED PERFORMANCE  GRAPH]

[Text box: "Roger Farah named President and CEO Dec 1994" accompanied by graphic depiction of man holding scroll with text.]

[Text box: "April 1995 - omitted cash dividend after 83 years."]

[Text box: "March 1997 - removed from Dow Jones Industrials."]

[Text box: "April 1998 - Woolworth announces new name and adopts new poison pill" accompanied by graphic depiction of skull and crossbones.]

[Text box: "Dec 1998 - Removed from S&P 500" accompanied by graphic depiction of ball and chain.]

------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------
                                      Base
                                      Period
Company/Index Name                    Jan 94      Jan 95      Jan 96      Jan 97      Jan 98       Jan 99
------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------
Venator Group                         $100        $60.87      $43.48      $78.74      $84.06       $19.81
------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------
S&P 500                                100         97.68      132.06      163.24      203.54       265.70
------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------
S&P Retail                             100         91.13       96.72      114.05      167.35       272.34
------------------------------------- ----------- ----------- ----------- ----------- ------------ ----------


The above information is derived from page 26 of the Company's Proxy Statement dated June 15, 1999, with the dates of certain events noted by us.




#764561 v1.

         The following compares certain aspects Mr. Farah's Old contract with his New one. As the largest shareholder of the Company with over 19,000,000 shares, it appears to us the Board has taken very good care of Mr. Farah. However, we do not believe the current Board is watching out for Shareholders. The Greenway Nominees would NOT have approved Mr. Farah's New Contract.

-----------------------------------------------------------    --------------------------------------------------------
MR. FARAH'S OLD CONTRACT                                       MR. FARAH'S NEW CONTRACT
-----------------------------------------------------------    --------------------------------------------------------
Term:  December 11, 1994 to January 31, 2000.  Before          Term:  April 15, 1999 to January 31, 2003.  But, Mr.
contractual end, Mr. Farah granted more lucrative New          Farah will be paid additional $1,500,000 in cash if
Contract                                                       contract not extended for additional year past January
                                                               31, 2003.
-----------------------------------------------------------    --------------------------------------------------------
Base Salary:  $1,500,000 in cash annually                      Base Salary: $1,000,000 in cash annually
-----------------------------------------------------------    --------------------------------------------------------
Guaranteed Annual Option Grant:  None                          Guaranteed Annual Option Grant:  Annual Stock Option
                                                               Grant to buy $5,000,000 market value of Common Shares,
                                                               estimated present value of approx. $1,700,000 [1] .
-----------------------------------------------------------    --------------------------------------------------------

Bonuses:  Annual Bonuses of 50% of Base Salary (i.e.           Bonuses: Annual Bonuses of 100% of Base Salary (i.e.,
$750,000) for "at budget" performance and eligible for         $1,000,000) for "at target" performance and eligible
"Long Term" Bonus based on 1996-1998 Performance Period.       for "Long Term" Bonus based on 1998-2000 Performance
Actually received  Annual Bonuses of $500,000, $780,900,       Period
$702,150 for 1995, 1996, 1997.  Although no Annual Bonus
awarded  for 1998,  received  a  $1,671,670  "Long  Term"
Bonus  for  1996-1998 Performance Period.
-----------------------------------------------------------    --------------------------------------------------------
Sign-Up "Goodies":  $1,000,000 cash signing bonus,             Sign-Up "Goodies": 275,000 More Restricted Common
200,000 Restricted Common Shares, Options to buy 800,000       Shares
Common Shares
-----------------------------------------------------------    --------------------------------------------------------
If Change of Control:  Continuation of salary, unpaid          If Change of Control:  "Golden Parachute" providing in
bonus and benefits through contract term                       lump sum three times Base Salary plus Annual Bonus at
                                                               target (each, now $1,000,000)
-----------------------------------------------------------    --------------------------------------------------------
Car and driver for business purposes                           Same as Old Contract
-----------------------------------------------------------    --------------------------------------------------------
Reimbursed for premiums on $3,600,000 of term life             Same as Old Contract
insurance benefits
-----------------------------------------------------------    --------------------------------------------------------
                                                               Company pays up to $15,000 annually for "personal
                                                               financial planning services"
-----------------------------------------------------------    --------------------------------------------------------

------------------------

[1] This is a theoretical value, which does not actually reflect the amount Mr. Farah may ultimately realize. Greenway used the Black-Scholes option pricing model, incorporating assumptions disclosed by the Company in its Definitive Proxy Materials for valuation of options granted to other Company executives. These assumptions include a weighted-average risk-free interest rate of 4.57 percent and a stock price volatility factor of 35 percent. Greenway further assumed that the options were issued on June 18, 1999 and are exercisable at $9-11/16 per share, the closing price of the Common Stock on that date and that these options are ten-year options not exercisable until the second anniversary of their grant. This value was discounted to present value on the date of award at the weighted-average risk-free interest rate.